PIONEER PROTECTED PRINCIPAL PLUS FUND II

      AMENDMENT NO. 1, DATED AS OF JUNE 13, 2003 (THE "AMENDMENT"), TO THE

          FINANCIAL GUARANTEE AGREEMENT, DATED AS OF FEBRUARY 26, 2003,

   AMONG AMBAC ASSURANCE CORPORATION, PIONEER INVESTMENT MANAGEMENT INC., AND
           PIONEER PROTECTED PRINCIPAL TRUST, ON BEHALF OF ITS SERIES
                    PIONEER PROTECTED PRINCIPAL PLUS FUND II

         WHEREAS, Ambac Assurance Corporation (the "Insurer"), Pioneer Protected Principal Trust (the "Trust") on behalf of its series, Pioneer Protected Principal Plus Fund II (the "Fund"), and Pioneer Investment Management Inc. (the "Adviser") are parties to a Financial Guarantee Agreement, dated as of February 26, 2003 (the "Financial Guarantee Agreement" or the "Agreement").

         WHEREAS, the Trust, on behalf of the Fund, and the Adviser are parties to an Expense Limit and Reimbursement Agreement, dated as of February 26, 2003 (the "Expense Limitation Agreement").

         WHEREAS, the Insurer, the Trust and the Adviser wish to make certain modifications to the Financial Guarantee Agreement and the Trust and the Adviser wish to make certain modifications to the Expense Limitation Agreement in order to increase the permitted allocation of the Fund's assets to equity securities.

         NOW THEREFORE, the Insurer, the Trust on behalf of the Fund and the Adviser, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         Section 1.  AMENDMENTS TO THE FINANCIAL GUARANTEE AGREEMENT.

         (a) The definitions of "Expense Limitation Agreement" and "Maturity Date" in Section 1.01 of the Agreement are amended in their entirety to read as follows:

"EXPENSE LIMITATION AGREEMENT" means the Expense Limit and Reimbursement Agreement, dated as of February 26, 2003 and amended and restated as of June 13, 2003, between the Adviser and the Trust on behalf of the Fund, as further amended from time to time in accordance with this Agreement."

"MATURITY DATE" means June 4, 2010, but if that date is not a Business Day, the Maturity Date shall be the first Business Day thereafter.

         (b) The following definitions are inserted in Section 1.01 of the Agreement in the appropriate alphabetical order:

"APPLICABLE PERCENTAGE" means, collectively, the Class A Applicable Percentage, the Class B Applicable Percentage, and the Class C Applicable Percentage.

"CLASS A APPLICABLE PERCENTAGE" has the meaning provided in SECTION 3.05(C).

"CLASS B APPLICABLE PERCENTAGE" has the meaning provided in SECTION 3.05(C).

"CLASS C APPLICABLE PERCENTAGE" has the meaning provided in SECTION 3.05(C).

"ELECTIVE REINSTATEMENT EVENT" has the meaning provided in SECTION 3.05(D).

"FULL REINSTATEMENT EVENT" has the meaning provided in SECTION 3.05(D).

"PARTIAL REINSTATEMENT EVENT" has the meaning provided in SECTION 3.05(D).

"POST DEFEASANCE PREMIUM FEE PERCENTAGE" has the meaning provided in SECTION
2.04.

         (c) The last sentence of Section 2.04 is amended in its entirety to read as follows:

"Notwithstanding the foregoing, in the event that the Fund's assets are required to be invested in a Defeasance Portfolio, the Premium Fee with respect to those assets comprising the Defeasance Portfolio shall be calculated using the Post Defeasance Premium Fee Percentage. The "Post Defeasance Premium Fee Percentage" shall be 0.45% per annum, subject to reduction and reinstatement as set forth in
Section 3.05(d)."

         (d) Section 3.05(c) of the Financial Guarantee Agreement is amended to read in its entirety as follows:

         "(c) For purposes hereof, the term "EXPENSE AMOUNT" means the sum of
         (i) the sum of the following products with respect to each Class of Shares outstanding (determined in each case as of the time of determination): (A) the number of Shares of such Class outstanding, (B) the Guarantee per Share for such Class of Shares, (C) the Class A Applicable Percentage with respect to the Class A Shares, the Class B Applicable Percentage with respect to the Class B Shares, and the Class C Applicable Percentage with respect to the Class C Shares, and (D) the time remaining to the Maturity Date, expressed as years and fractions thereof; and (ii) the maximum amount of fees and expenses not subject to the Expense Limitation Agreement that the Fund would owe if the Fund's assets were required to be invested in the Defeasance Portfolio at the time of determination (excluding contingent expenses, but including any other expenses that the Fund will be obligated to pay on or before the Maturity Date).

         "CLASS A APPLICABLE PERCENTAGE" means 1.20%, subject to reduction and reinstatement as set forth in SECTION 3.05(D).

         "CLASS B APPLICABLE PERCENTAGE" means 1.95%, subject to reduction and reinstatement as set forth in SECTION 3.05(D).

         "CLASS C APPLICABLE PERCENTAGE" means 1.95%, subject to reduction and reinstatement as set forth in SECTION 3.05(D)."

         (e) Section 3.05 of the Financial Guarantee Agreement is amended to insert the following as subsection (d) thereof:

         (d) On the Inception Date, each Applicable Percentage shall be reduced by 108 basis points and the Post Defeasance Premium Fee Percentage shall be reduced by 25 basis points, in each case until the occurrence of a Partial Reinstatement Event, a Full Reinstatement Event, or an Elective Reinstatement Event, whereupon each Applicable Percentage and the Post Defeasance Premium Fee Percentage shall be reinstated as and to the extent provided herein.

         (i) A "Partial Reinstatement Event" shall occur if the Maximum Equity Exposure, as set forth in the Daily Report, equals or exceeds 30% on any Business Day. If a Partial Reinstatement Event occurs, the Adviser shall notify the Insurer in writing not later than the second Business Day following the Business Day on which Maximum Equity Exposure first equaled or exceeded 30% (the "PARTIAL EVENT DATE"). On the third Business Day following the Partial Event Date (the "PARTIAL EVENT EFFECTIVE DATE"), the Class A Applicable Percentage shall be 0.875% (or such higher amount as shall have resulted from one or more Elective Reinstatement Events), the Class B Applicable Percentage shall be 1.625% (or such higher amount as shall have resulted from one or more Elective Reinstatement Events), the Class C Applicable Percentage shall be 1.625% (or such higher amount as shall have resulted from one or more Elective Reinstatement Events), and the Post Defeasance Premium Fee Percentage shall be 0.325%(or such higher amount as shall have resulted from one or more Elective Reinstatement Events), and such amounts shall be reflected in the Reports commencing with Reports in respect of the Partial Event Effective Date. The reinstatements contemplated by this SECTION 3.05(D)(I) shall take effect on the Partial Event Effective Date without regard to any change in Maximum Equity Exposure occurring at any time subsequent to the Partial Event Date.

         (ii) A "Full Reinstatement Event" shall occur if the Maximum Equity Exposure, as set forth in the Daily Report, equals or exceeds 35% on any Business Day. If a Full Reinstatement Event occurs, the Adviser shall notify the Insurer in writing not later than the second Business Day following the Business Day on which Maximum Equity Exposure first equaled or exceeded 35% (the "FULL EVENT DATE"). On the third Business Day following the Full Event Date (the "FULL EVENT EFFECTIVE DATE"), the Class A Applicable Percentage shall be 1.00% (or such higher amount as shall have resulted from one or more Elective Reinstatement Events), the Class B Applicable Percentage shall be 1.75% (or such higher amount as shall have resulted from one or more Elective Reinstatement Events), the Class C Applicable Percentage shall be 1.75% (or such higher amount as shall have resulted from one or more Elective Reinstatement Events), and the Post Defeasance Premium Fee Percentage shall be 0.45%, and such amounts shall be reflected in the Reports commencing with the Reports in respect of the Full Event Effective Date. The reinstatements contemplated by this SECTION 3.05(D)(II) shall take effect on the Full Event Effective Date without regard to any change in Maximum Equity Exposure occurring at any time subsequent to the Full Event Date.

         (iii) An "Elective Reinstatement Event" shall occur if (i) the Maximum Equity Exposure on a Business Day (using the Applicable Percentages as proposed to be reinstated in computing the Bond Floor) is equal to or greater than 17.5%, and (ii) the Adviser notifies the Insurer in writing that the Adviser is exercising its election hereunder to reinstate the Applicable Percentages, in whole or in part, as specified in such notice. Such notice (the "ELECTIVE EVENT NOTICE") shall include the proposed reinstatement amounts, the Business Day on which such reinstatement shall be effective (the "ELECTIVE EVENT EFFECTIVE DATE", which shall not be less than three Business Days following the Business Day on which such notice is delivered to the Insurer) and all calculations necessary to confirm that the conditions to an Elective Reinstatement Event have been met and that no Trigger Event will occur upon such reinstatement. Any reinstatement, in any increment, of the Class A Applicable Percentage from 0.12% to and including 0.75%, the Class B Applicable Percentage from 0.87% to and including 1.50%, and the Class C Applicable Percentage from 0.87% to and including 1.50%, shall not result in any increase in the Post Defeasance Premium Fee Percentage. Any reinstatement, in any increment, of the Class A Applicable Percentage above 0.75% to and including 1.00%, the Class B Applicable Percentage above 1.50% to and including 1.75%, and the Class C Applicable Percentage above 1.50% to and including 1.75%, shall result in a corresponding increase in the Post Defeasance Premium Fee Percentage, until the Class A Applicable Percentage is 1.00%, the Class B Applicable Percentage is 1.75%, the Class C Applicable Percentage is 1.75%, and the Post Defeasance Premium Fee Percentage is 0.45%. Any reinstatement, in any increment, of the Class A Applicable Percentage above 1.00% to and including 1.20%, the Class B Percentage above 1.75% to and including 1.95%, and the Class C Percentage above 1.75% to and including 1.95%, shall not result in any increase in the Post Defeasance Premium Fee Percentage. Each of the reinstatements contemplated by this Section 3.05(d)(iii) shall take effect on the relevant Elective Event Effective Date without regard to any change in Maximum Equity Exposure occurring at any time subsequent to the date of the corresponding Elective Event Notice.

         (iv) Any reinstatement required or elected hereunder may not be rescinded or waived without the prior written consent of the Insurer.

         (v) The Expense Limitation Agreement shall be amended upon the occurrence of a Full Reinstatement Event, a Partial Reinstatement Event or an Elective Reinstatement Event so that, at any time, the expense limitation applicable to a Class of Shares in the event that the Fund invests in a Defeasance Portfolio is the same as the Applicable Percentage attributable to such Class of Shares pursuant to this Agreement.

         (f) Section 12.02(b) of the Financial Guarantee Agreement is amended to read in its entirety as follows:

         "Notices permitted or required to be given pursuant to Section 3.05(d),
         Section 3.06, and Section 4.01 hereof shall be given as set forth in
         Schedule 3 hereto."

         (g) The Financial Guarantee Agreement is amended by replacing Schedule 3 thereof with the document attached as Annex A hereto.

         Section 2. AMENDMENTS TO THE EXPENSE LIMITATION AGREEMENT. The Insurer consents to the amendment and restatement of the Expense Limitation Agreement in the form set forth in Annex B hereto, and to the further amendment thereof as required by Section 3.05(d)(v) of the Agreement.

         Section 3. PROVISIONS RELATED TO THE INCEPTION DATE. The Inception Date shall be June 13, 2003 and the documents required to be delivered pursuant to
Section 2.03(b) of the Financial Guarantee Agreement shall be delivered on such date. Notice of the Inception Date required by Section 2.02 of the Financial Guarantee Agreement is hereby accepted and shall be deemed to have been delivered in a timely manner by the Fund.

         Section 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

         Section 5. COUNTERPARTS. This Amendment may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 6. PARAGRAPH HEADINGS; DEFINED TERMS. The headings of paragraphs contained in this Amendment are provided for convenience only. They form no part of this Amendment and shall not affect its construction or interpretation. Any capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Financial Guarantee Agreement.


                               [SIGNATURES FOLLOW]


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, all as of the day and year first above mentioned.



AMBAC Assurance Corporation, as Insurer


By: /s/__________________________________________________
    Name:
    Title:

PIONEER INVESTMENT MANAGEMENT, INC., as Adviser


By: /s/__________________________________________________
    Name:
    Title:

PIONEER PROTECTED PRINCIPAL TRUST, on behalf of its series

    Pioneer Protected Principal Plus Fund II


By: /s/__________________________________________________
    Name:
    Title: